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                                   EXHIBIT 11

                               CURAGEN CORPORATION
                        COMPUTATION OF NET LOSS PER SHARE
                       ATTRIBUTABLE TO COMMON STOCKHOLDERS
                                   (unaudited)
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                                                                         Three Months Ended                  Six Months Ended
                                                                              June 30,                           June 30,
                                                                     -----------------------------     -----------------------------
                                                                         1999             1998             1999             1998
                                                                     ------------     ------------     ------------     ------------
Net loss                                                            ($ 5,925,143)    ($ 2,499,017)    ($13,132,070)    ($ 5,666,530)
Preferred dividends                                                       --               --               --             (508,435)
                                                                     ------------     ------------     ------------     ------------
Net loss attributable to common stockholders                        ($ 5,925,143)    ($ 2,499,017)    ($13,132,070)    ($ 6,174,965)
                                                                     ------------     ------------     ------------     ------------
Basic and diluted net loss per share attributable to
  common stockholders                                                $     (0.44)     $     (0.19)     $     (0.98)     $     (0.55)
                                                                     ------------     ------------     ------------     ------------
Weighted average number of shares used in computing
  basic and diluted net loss per share attributable to
  common stockholders                                                 13,409,237       13,059,502       13,419,893       11,134,192
                                                                     ------------     ------------     ------------     ------------
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